Exhibit 31.3

Certification of

Chief Executive Officer

of VCA Inc.

I, Robert L. Antin, certify that:

1.    I have reviewed this report on Form 10-K/A for the year ended December 31, 2016 of VCA Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017

/s/ Robert L. Antin
Robert L. Antin
Chairman of the Board, President and
Chief Executive Officer